UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2005

HOME PRODUCTS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4501 West 47th Street
Chicago, IL 60632

(Address of principal executive offices) (Zip Code)

(773) 890-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 26, 2005, Home Products International, Inc. (the “Company”) entered into an employment agreement with Donald J. Hotz (the “Hotz Agreement”) to become the new Chief Financial Officer of the Company, effective as of June 27, 2005. The material terms and conditions of the Hotz Agreement are summarized in Item 5.02 of this Current Report on Form 8-K. The Hotz Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 26, 2005, James E. Winslow informed the Company that he would resign as the Company’s Chief Financial Officer, effective as of June 27, 2005. The Company previously announced on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2005, that it had commenced a search for a new Chief Financial Officer, and that Mr. Winslow had agreed to continue to serve in that position until the selection and appointment of his successor.

     As of May 26, 2005, the Company’s Board of Directors appointed Mr. Hotz, 48, as the Company’s Chief Financial Officer, effective as of June 27, 2005. Prior to his appointment with the Company, Mr. Hotz served as the Vice President, Finance of Merisant Company (“Merisant”) since August 2003 and as Chief Financial Officer since October 2003. Merisant is the worldwide manufacturer and distributor of Equal® and Candarel® brand sweeteners. Prior to joining Merisant, from 2001 to 2002, Mr. Hotz was the Chief Financial Officer for Tab Products, Inc., a manufacturer of custom folders and filing systems. From 1985 to 2001, Mr. Hotz held senior finance positions in several operating divisions of Moore Corporation in the United States and Canada, including Vice President of Finance from 1997 to 2001. From 1982 to 1985, Mr. Hotz worked in the public accounting firm of Melton and Melton in Houston.

     Under the terms of the Hotz Agreement (defined in Item 1.01 above), Mr. Hotz will be (i) employed full-time on an “at will” basis as the Chief Financial Officer of the Company, (ii) entitled to a base salary at a gross annual rate of $225,000, (iii) entitled to benefits as are typically provided to other employees of the Company from time to time, (iv) entitled to four weeks of vacation during each twelve month period of employment, and (v) eligible to receive an annual incentive cash bonus of up to 70% of his annual base salary based on Mr. Hotz’s performance and the Company’s profitability during such period in accordance with the Company’s executive bonus plan. The Company also agreed to grant Mr. Hotz, as soon as practicable, stock options covering 90,000 shares of the Company’s common stock at an exercise price of $2.25 per share, subject to certain adjustments. The options shall vest in three equal annual installments, commencing on December 31, 2005 and subject to certain provisions contained in the Hotz Agreement. If (i) the Company terminates Mr. Hotz’s employment for any reason other than for cause, disability or death, (ii) Mr. Hotz resigns for good reason, or (iii) Mr. Hotz’s employment is terminated by reason of disability or death (all as respectively defined in the Hotz Agreement), Mr. Hotz shall be entitled to additional benefits as specifically set forth in the Hotz Agreement. Mr. Hotz also is subject to an eighteen month non-compete agreement and one year non-solicitation agreement following termination of his employment. This summary description of the Hotz Agreement is qualified in its entirety by reference to the provisions of the Hotz Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired – Not Applicable

(b)      Pro Forma Financial Information – Not Applicable

(c)      Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement, effective as of June 27, 2005, by and between Donald J. Hotz and Home Products International, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2005

HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)

By: /s/ Douglas Ramsdale

Name: Douglas Ramsdale,
Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit
10.1	Letter Employment Agreement, effective as of June 27, 2005, by and between Donald J. Hotz and Home Products International, Inc.